      As filed with the Securities and Exchange Commission on July 1, 1999
                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

               Delaware                                  6162                              87-0418807
--------------------------------------   ------------------------------------  ----------------------------------
   (State or other jurisdiction of           (Primary Standard Industrial               (I.R.S. Employer
    incorporation or organization)           Classification Code Number)             Identification Number)

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                            BalaPointe Office Centre
                           111 Presidential Boulevard
                              Bala Cynwyd, PA 19004
    (Address, including zip code of Registrant=s principal executive offices)

                         AMERICAN BUSINESS CREDIT, INC.
                                   401(K) PLAN
                            (Full title of the Plan)

                            ANTHONY J. SANTILLI, JR.
                  Chairman, President, Chief Executive Officer,
                      Chief Operating Officer and Director
                   American Business Financial Services, Inc.
                            BalaPointe Office Centre
                           111 Presidential Boulevard
                              Bala Cynwyd, PA 19004
                                 (610) 668-2440
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                            JANE K. STORERO, ESQUIRE
                        Blank Rome Comisky & McCauley LLP
                                One Logan Square
                        Philadelphia, Pennsylvania 19103
                                 (215) 569-5500

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                            Amount            Proposed maximum
       Title of each class of               to be              offering price           Proposed maximum          Amount of
    securities to be registered         registered(1)            per share               offering price        registration fee
=================================================================================================================================
Common Stock................               100,000                $11.875                  $1,187,500              $331.00
---------------------------------------------------------------------------------------------------------------------------------

    (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

    (2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee based upon the average of the bid and asked prices of the common stock on the Nasdaq National Market System of $11.875 per share on June 28, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the American Business Credit, Inc. 401(k) Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents previously or concurrently filed by American Business Financial Services, Inc. ("ABFS" or the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

  (i) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998 (File No. 0-22474) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and all amendments thereto;

  (ii) The Company's Quarterly Reports in Form 10-Q for the quarters ending September 30, 1998, December 31, 1998 and March 31, 1999, filed pursuant to the Exchange Act;

  (iii) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-KSB referred to in (i) above; and

  (iv) The description of the Company's Common Stock, which is incorporated by reference to the Company's Registration Statement on Form 8-A (File No. 0-22474) filed with the Commission on January 8, 1997 and all amendments or reports filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, be reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

         The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated herein). Requests should be directed to Beverly Santilli, Secretary of the Company, American Business Financial Services, Inc., Bala Pointe Centre, 111 Presidential Boulevard, Bala Cynwyd, PA 19004, telephone number (610) 668-2440.

         All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.

         Not Applicable.

Item 5. Interests of Named Experts and Counsel.

         Not Applicable.

Item 6. Indemnification of Directors and Officers.

         The Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and the Amended and Restated Bylaws (the "Bylaws") of ABFS provide for indemnification of its directors and officers to the full extent permitted by Delaware law. In the event that the Delaware General Corporation Law (the "Corporation Law") is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, the Certificate of Incorporation and Bylaws provide the personal liability of the directors and officers of ABFS shall be so eliminated or limited.

         Section 145 of the Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

         Section 145 of the Corporation Law provides that a company may pay the expenses incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding upon an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. The Certificate of Incorporation and Bylaws of ABFS provide that ABFS shall pay such expenses.

         The Company has obtained insurance to cover the Company's directors and executive officers for liabilities which may be incurred in connection with the offer, sale and registration of the Common Stock.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.

     Regulation S-B
     Exhibit Number            Description
     --------------            -----------

               4.1 Certificate of Incorporation of American Business Financial Services, Inc.*

               4.2             Bylaws of American Business Financial Services,
                               Inc.**

               5.1 Opinion of Blank Rome Comisky & McCauley LLP regarding legality.

              23.1             Consent of BDO Seidman, LLP.

              23.2 Consent of Blank Rome Comisky & McCauley LLP (included in Exhibit 5.1).

                24             Power of Attorney (included on the Signature
                               Page).

--------------------------------------
* Incorporated herein by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-KSB (File No. 1-14268) for the fiscal year ended June 30, 1996 filed with the Commission on September 27, 1996.

** Incorporated herein by reference to Exhibit 3.2 of the Company's Registration Statement on Form SB-2 (Registration No. 333-18919) filed with the Commission on December 27, 1996 (the "1996 Form SB-2").

Item 9.  Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, the aggregate, the changes in value and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective Registration Statement; and

           (iii) to include any additional material information on the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

      2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Philadelphia, Commonwealth of Pennsylvania on June
30, 1999.



                            AMERICAN BUSINESS FINANCIAL SERVICES, INC.


Date: June 30, 1999        By: /s/ Anthony J. Santilli
                                --------------------------------------
                                Anthony J. Santilli, Jr., Chairman, President, Chief Executive Officer, Chief Operating Officer and Director (Duly Authorized Officer)


The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Somerset, State of New Jersey on June 30, 1999.


                                 AMERICAN BUSINESS CREDIT, INC.401(k) PLAN


                                    By: MERRILL LYNCH TRUST COMPANY, AS TRUSTEE


                                 By: /s/ Robert F. Arimenta, Jr.
                                     ------------------------------------------
                                     Name: Robert F. Arimenta, Jr.
                                     Title: Vice President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony J. Santilli, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

              SIGNATURE                                    CAPACITY                                 DATE
-------------------------------------- ------------------------------------------------ ---------------------------
/s/ Anthony J. Santilli, Jr.            Chairman, President, Chief Executive                     June 30, 1999
----------------------------            Officer, Chief Operating Officer and
Anthony J. Santilli, Jr.                Director (Principal Executive and
                                        Operating Officer)

/s/ Albert W. Mandia                    Executive Vice President-Finance and                     June 30, 1999
---------------------                   Chief Financial Officer (Principal
Albert W. Mandia                        Financial and Accounting Officer)

                                        Director
------------------
Leonard Becker

                                        Director
-------------------
Richard Kaufman



/s/ Michael DeLuca                      Director                                                 June 30, 1999
------------------
Michael DeLuca


/s/ Harold Sussman                      Director                                                 June 30, 1999
------------------
Harold Sussman

                                  EXHIBIT INDEX

S-B Exhibit Numbers                 Description
-------------------                 -----------

      4.1 Certificate of Incorporation of American Business Financial Services, Inc.*

      4.2               Bylaws of American Business Financial Services, Inc.**

      5.1 Opinion of Blank Rome Comisky & McCauley LLP regarding legality.

     23.1               Consent of BDO Seidman, LLP.

     23.2 Consent of Blank Rome Comisky & McCauley LLP (included in Exhibit 5).

     24                 Power of Attorney (included on the Signature Page).

--------------------------------------
* Incorporated hereby by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-KSB (File No. 1-14268) for the fiscal year ended June 30, 1996 filed with the Commission on September 27, 1996.

** Incorporated hereby by reference to Exhibit 3.2 of the Company's Registration Statement on Form SB-2 (Registration No. 333-18919) filed with the Commission on December 27, 1996 (the "1996 Form SB-2").